Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Brown, Chief Executive Officer and Chief Financial Officer of the Company, has executed this Certification in connection with the filing with the Securities and Exchange Commission of Sierra Madre Mining’s Quarterly Report on Form 10-Q for the period ending 6/30/2016 (the Report)

The undersigned hereby certifies, to his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Sierra Madre Mining, Inc.

Dated 7/10/2016.

/s/ MICHAEL BROWN
Michael Brown
President, Chief Executive Officer and Chief Financial Officer